     As Filed with the Securities and Exchange Commission on January 9, 2002

================================================================================

                                                     Registration No.  333-30904

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------

                         Post-Effective Amendment No. 1

                                       to

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                             LINCOLN SNACKS COMPANY
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                    47-0758569
                --------                                    ----------
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

           30 Buxton Farm Road
          Stamford, Connecticut                                06905
          ---------------------                                -----
 (Address of Principal Executive Offices)                   (Zip Code)

        Lincoln Snacks Company Non-Employee Directors' Stock Option Plan
                 Lincoln Snacks Company 1993 Stock Option Plan
                 ---------------------------------------------

                            (Full title of the plans)

                                Joanne W. Prier
                   Vice President and Chief Financial Officer
                             Lincoln Snacks Company
                               30 Buxton Farm Road
                           Stamford, Connecticut 06905
                           ---------------------------
                     (Name and address of agent for service)

                                 (203) 329-4545
                                 --------------
          (Telephone number, including area code of agent for service)

                                    Copy to:
                                 Paul G. Hughes
                               Cummings & Lockwood
                                  P. O. Box 120
                               Four Stamford Plaza
                        Stamford, Connecticut 06904-0120

================================================================================

     This Post-Effective  Amendment No. 1 to the Registration  Statement on Form
S-8 (No.  333-30904) is being filed by Lincoln Snacks Company (the "Company") to remove from registration  under the Securities Act of 1933 200,000 shares of its
Common  Stock,  par value $.01 per share,  issuable upon the exercise of options granted under the Lincoln Snacks Company  Non-Employee  Directors'  Stock Option
Plan and  1,042,600  shares of the  Company's  Common  Stock  issuable  upon the exercise of options  granted under the Lincoln  Snacks Company 1993 Stock Option
Plan,  but which  had not been  issued  and sold  pursuant  to the  Registration
Statement as of the date of this Post-Effective Amendment No. 1.

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities  Act of 1933, the Company certifies  that  it  has  duly  caused  this  post-effective  amendment  to  its registration statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Stamford,  State of Connecticut,  on January 9,
2002.

                                             LINCOLN SNACKS COMPANY

                                             By:    /s/ JOANNE W. PRIER
                                                  ----------------------------
                                                  Joanne W. Prier
                                                  Vice President
                                                  and Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
post-effective  amendment to the  Registration  Statement has been signed by the following persons in the capacities shown on the 9th day of January, 2002.

HENDRIK J. HARTONG, III     Director, President and Chief  )
                            Executive Officer              )
                            (Principal executive officer)  )
HENDRIK J. HARTONG, JR.     Director                       )
JOHN T. GRAY                Director                       )    By  /s/ HENDRIK J. HARTONG III
C. ALAN MACDONALD           Director                       )       -----------------------------
IAN B. MACTAGGART           Director                       )       Name:  Hendrik J. Hartong III
RICHARD ZWARTENDIJK         Director                       )              Attorney-in-fact

 /s/ JOANNE W. PRIER        Vice President and Chief
----------------------      Financial Officer
Joanne W. Prier             (Principal financial and
                            accounting officer)